Exhibit 5.1 John T. McKenna +1650 843 5059 jmckenna@cooley.com COOLEY LLP 3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM November 17, 2025 Origin Materials, Inc. 930 Riverside Parkway, Suite 10 West Sacramento, CA 95605 Ladies and Gentlemen: We have acted as counsel to Origin Materials, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to $100,000,000, principal amount of the Company’s Senior Secured Convertible Notes (the “Notes”), which based on the initial maximum conversion rate are to be convertible into up to 159,703,590 shares (the “Conversion Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, pursuant to the Registration Statement on Form S-3 (File No. 333-289615) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement with respect to the Notes and the Conversion Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the form of the Notes, the Company’s certificate of incorporation and bylaws, each as currently in effect, and such other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons or than the Company. We express no opinion with respect to the Conversion Shares to the extent that future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company or other matters cause the Notes to be convertible into more shares of Common Stock than the number available for issuance by the Company or that the conversion price of the Notes is adjusted to an amount below the par value per share of the Common Stock. Our opinion is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Notes constituting binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Our opinion is subject to the following additional qualifications and limitations:

November 17, 2025 Page Two COOLEY LLP 3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM (i) Our opinion is subject to, and may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law. (ii) Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought. (iii) We express no opinion with respect to any provision of the Notes that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Notes; (b) contains a waiver of an inconvenient forum; (c) relates to a right of setoff; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations; (j) provides that provisions of the Notes are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; (k) provides that a party’s waiver of any breach of any provision of the Notes is not to be construed as a waiver by such party of any prior breach of such provision or of any other provision of the Notes; (l) provides any party the right to accelerate obligations or exercise remedies without notice; (m) specifies that the liability of any indemnitor shall not be affected by actions or failures to act on the part of the beneficiaries of the indemnity or by amendments or waivers of provisions of documents creating and governing the indemnified obligations if such actions, failures to act, amendments or waivers change the essential nature of the terms and conditions of the indemnified obligations so that, in effect, a new contract has arisen between the recipient of the indemnity and the primary obligor on whose behalf the indemnity was issued; or (n) provides for a right or remedy which may be held to be arbitrary or unconscionable, a penalty or otherwise in violation of public policy. (iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Notes. On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (i) when duly executed and delivered by the Company against payment therefor in accordance with the Registration Statement and the Prospectus, the Notes will be binding obligations of the Company, and (ii) the

November 17, 2025 Page Three COOLEY LLP 3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference into the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, Cooley LLP By: /S/ JOHN T. MCKENNA John T. McKenna